EXHIBIT INDEX

EXHIBIT A:
Attachment to item 77H: Changes in control of Registrant.
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EXHIBIT A:
Response to N-SAR Sub-Item 77H:
Changes in Control of Registrant

(a) Acquisition of Control

Not Applicable

(b) Cessation of Control

As a result of the transactions described below, the following persons ceased to be a controlling person of the Funds noted.


DRIEHAUS EMERGING MARKETS GROWTH FUND

Name of Shareholder
The Richard H. Driehaus Foundation

Date(s)
1/12/00

Description of Transaction
Share Redemption

Percentage of Securities Owned (as of June 30, 2000)
20.43%



DRIEHAUS ASIA PACIFIC GROWTH FUND

Name of Shareholder
The Richard H. Driehaus Foundation

Date(s)
1/11/00

Description of Transaction
Share Redemption

Percentage of Securities Owned (as of June 30, 2000)
18.89%



DRIEHAUS EUROPEAN OPPORTUNITY FUND

Name of Shareholder
Richard H. Driehaus

Date(s)
1/13/00

Description of Transaction
Share Redemption

Percentage of Securities Owned (as of June 30, 2000)
19.75%



DRIEHAUS INTERNATIONAL DISCOVERY FUND

Name of Shareholder
Richard H. Driehaus

Date(s)
1/13/00

Description of Transaction
Share Redemption

Percentage of Securities Owned (as of June 30, 2000)
9.01%